Exhibit 2.2
                                 AMENDMENT NO. 1

          This Amendment No. 1 (this "Amendment"), dated as of June 9, 1999, to the Agreement of Purchase and Sale (the "Agreement"), dated as of June 4, 1999, by and among Intellesale.com, Inc., a Delaware corporation ("Buyer"), Applied Cellular Technology, Inc., a Missouri corporation ("ACT"), and David Romano and Eric Limont, (each individually, a "Seller" and collectively, the "Sellers").

                              W I T N E S S E T H:

          In consideration of the mutual agreements hereinafter set forth, the parties do hereby agree as follows:

          1. Purchase Price. (a) The first sentence of Section 1.03(a) is hereby amended by deleting the amount "$25,000,000" and replacing it with the amount "25,055,000".

          (b) Clause (i) of Section 1.03(a) is hereby amended by deleting the amount "$10,000,000" and replacing it with the amount "$10,055,000".

          2. Target Book Value. Clause (iii) of Section 1.04(d) is hereby amended by deleting such clause and replacing it in its entirety with the following:

                    "(iii)  the  term   "Target   Book  Value"  shall  mean  (X)
                    $4,500,000, minus (Y) any Tax Distribution Amount (as defined in Section 4.09), minus (Z) an amount previously distributed (but not more than $100,000) in respect of the estimated aggregate federal and state income tax liability of Sellers with respect to the S corporation income from the normal operation of Bostek during the period beginning on January 1, 1999 and ending on March 31, 1999".

         3. Responsibility For Taxes. (a) Paragraph (1) of Section 4.09(a) of the Agreement is hereby amended by adding the following to the end of the first sentence thereof (immediately before the period):

                    "; and provided further that Sellers' obligation to indemnify Buyer as provided in this sentence shall not apply to the extent Buyer fails to make payments (or allow distributions) to Sellers or Bostek as provided in this
                    Section 4.09".

          (b) Paragraph (2) of Section 4.09(d) of the Agreement is hereby amended by deleting such Paragraph and replacing it in its entirety with the following:


                    "(2) If the Section 338(h)(10) Elections are made, Sellers and Bostek will have an Income Tax liability in an amount equal to the Section 338(h)(10) Payment (as defined below).

                    Notwithstanding anything to the contrary in Section 4.09(a), Buyer shall pay to Sellers or Bostek (as applicable), not later than 30 days before the Section 338(h)(10) Payment must be paid by Sellers or Bostek (as applicable) to the applicable governmental authority, an amount equal to (i) the difference between (x) the combined Federal and State Income Tax liability of the Sellers assuming the Section 338(h)(10) Elections were made, and (y) the combined Federal and State Income Tax liability of the Sellers assuming the
                    Section 338(h)(10) Elections were not made (the "Section 338(h)(10) Payment"), plus (ii) a payment equal to the additional Taxes incurred by Sellers by virtue of receiving the Section 338(h)(10) Payment and the additional Taxes incurred by Sellers by virtue of receiving any payments pursuant to this clause (ii). Buyer shall pay Sellers all federal, state, local and foreign entity level taxes incurred by Bostek under Section 1374 or its equivalent as a result of, arising from or attributable to the making of the
                    Section 338(h)(10) Elections, up to a maximum of $56,000, such payment to be made not later than 30 days before the same must be paid by Sellers to the applicable governmental authority. Schedule 4.09(d) sets forth an example of the calculation of the Section 338(h)(10) Payment; the parties agree that the methodology used in such example will govern any disputes between the parties regarding the interpretation of this Section 4.09(d)(2) as it relates to calculating the actual Section 338(h)(10) Payment. Buyer shall indemnify Sellers against Losses arising out of any failure by Buyer to make the payments required of Buyer pursuant to this paragraph (2). Notwithstanding anything to the contrary contained herein, Buyer shall not be required to pay to Sellers any amount in respect of time value of money in connection with Taxes being due or paid earlier as a result of making the Section 338(h)(10) Elections."


          (c) Section 4.09(h) is hereby amended by adding to the end thereof the following sentence:

                    "Sellers shall pay to Bostek the amount, if any, of the excess of (X) the amounts distributed to Sellers in respect of the estimated aggregate federal and state income tax liability of Sellers with respect to the S corporation income from the normal operation of Bostek during the period beginning on January 1, 1999 and ending on the Closing Date, over (Y) the actual federal and state income tax liability of Sellers for such period as computed in accordance with the foregoing sentence. Any amount, in excess of $100,000, paid by Sellers pursuant to the preceding sentence in respect of the period from January 1, 1999 to March 31, 1999 shall be deemed to have been paid to Bostek one minute prior to the close of business on the day immediately preceding the Closing Date (and, accordingly, shall be reflected in the Closing Balance Sheet)."

          4. Acceptance of Schedules; Completion of Tax Matters. Buyer acknowledges receipt of Sellers' schedules to the Agreement and explicitly waives its right to terminate the Agreement pursuant to Sections 4.15 and 8.01(d). Sellers acknowledge that this Amendment constitutes the amendment referred to in Section 4.15 and explicitly waive their right to terminate the Agreement pursuant to Sections 4.15 and 8.01(d). Except as explicitly set forth

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

in this Section 3, neither Buyer nor Sellers are waiving rights of termination set forth in the Agreement.

          5. Headings. The headings of the Sections and paragraphs of this Amendment are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          6. Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Amendment shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Amendment shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the County of New Castle, for any Litigation (as defined in the Agreement) arising out of or relating to this Amendment and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Amendment or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America, in each case located in the County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.



                  [Remainder of Page Intentionally Left Blank]


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

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.

                                               BUYER:

                                               INTELLESALE.COM, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               APPLIED CELLULAR TECHNOLOGY, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               ---------------------------------
                                               SELLERS:



                                               ---------------------------------
                                               DAVID ROMANO



                                               ---------------------------------
                                               ERIC LIMONT



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

                                  Schedule 5.03

                                 Consents, etc.


1. Waivers must be obtained for any rights of first refusal applicable to shares of common stock of Bostek or Micro Components (see Schedule 2.08(a)(iii)(b)-(d)).

2. Bostek's guarantee of the mortgage on the facility located at 222 Webster St. must be removed.

3. Bostek and Micro Components must revoke the power of attorney granted to Mr. Parsons (and Mr. Parsons must agree to such revocation).

4.        See Schedule 2.13.





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